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                                     BYLAWS

                                       OF

                             PAYLESS CASHWAYS, INC.



                                    ARTICLE I
                                     OFFICES

         Section 1. Registered Office. The registered office of the corporation in the State of Delaware shall be located at The Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the corporation's registered agent at such address shall be The Corporation Trust Company. The registered office and/or registered agent of the corporation may be changed from time to time by action of the board of directors.

         Section 2. Other Offices. The corporation may have additional offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

         Section 1. Annual Meetings. Annual meetings of stockholders for the election of directors, and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the board of directors, by resolution, shall determine and as set forth in the notice of the meeting. If the board of directors fails so to determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the principal executive office of the corporation on the first Tuesday in April. If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day.

         Section 2. Special Meetings. Except as otherwise required by law, special meetings of the stockholders for any purpose or purposes may be called by the Chairman or Chief Executive Officer, by resolution of the board of directors adopted by the affirmative vote of a majority of the directors or by the written request of the holders of record representing at least 25% of the voting power of all of the shares of the corporation entitled to vote on the issue or issues to be presented to the meeting.

         Section 3. Place of Meetings. The board of directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting. The person or persons calling a special meeting may designate any place, either within or without the State of Delaware, as the place of meeting for such special meeting. If no designation is made,


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the  place  of the  annual  or  special  meeting  shall  be in the  State of the corporation's principal executive offices.

         Section 4. Notice. Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, date and time of such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the board of directors, the chief executive officer or the secretary. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the corporation. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

         Section 5. Stockholders List. The officer having charge of the stock ledger of the corporation shall make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

         Section 6. Quorum. The holders of a majority of the outstanding shares of capital stock of the corporation, present in person or represented by proxy at a meeting of the stockholders and entitled to vote thereat, shall constitute a quorum at such meeting, except as otherwise provided by statute or by the certificate of incorporation. If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote thereat may adjourn the meeting to another time and/or place, without further notice to the stockholders other than an announcement at such meeting until holders of the number of shares required to constitute a quorum shall be present in person or by proxy. When a quorum is once present to commence a meeting of stockholders, it is not broken by the subsequent withdrawal of any stockholders or their proxies.

         Section 7. Adjourned Meetings. When a meeting is adjourned to another time and/or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. The corporation may transact any business at the adjourned meeting which might have been transacted at the original meeting. If the adjournment is for more than thirty days or if after the adjournment a new record date is fixed


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for the adjourned  meeting,  a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 8. Vote Required. When a quorum is present, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which, by express provisions of an applicable law, the certificate of incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

         Section 9. Voting Rights. Except as otherwise provided by the Delaware General Corporation Law or by the certificate of incorporation, and subject to
Section 3 of Article VI hereof, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock having voting power held by such stockholder. Whenever any corporate action is to be taken by a vote of the stockholders, it shall, except as otherwise required by law or the certificate of incorporation, be authorized by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote thereon.

         Section 10. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. Any proxy is suspended when the person executing the proxy is present at a meeting of stockholders and elects to vote, except that when such proxy is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person executing the proxy. At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the secretary of the corporation or a person designated by the secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

         Section 11. Proposed Business for Annual Meetings. Except as may otherwise be required by applicable law or regulation or be expressly authorized by the entire board of directors, a stockholder may make a nomination or nominations for director of the corporation at an annual meeting of stockholders or may bring up any other matter for consideration and action by the stockholders at an annual meeting of stockholders, only if the provisions of subsections A, B, C and D hereto shall have been satisfied. If such provisions shall not have been satisfied, any nomination sought to be made or other business sought to be presented by a stockholder for consideration and action by the stockholders at such a meeting shall be deemed not properly brought before the meeting, shall be ruled by the chairman of the meeting to be out of order, and shall not be presented or acted upon at the meeting.


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         A.       The stockholder  must be a stockholder of record on the record
                  date  for  such  annual   meeting,   must  continue  to  be  a
                  stockholder of record at the time of such meeting, and must be entitled to vote thereat.

         B. The stockholder must deliver or cause to be delivered a written notice to the secretary of the corporation. Such notice must be received by the secretary no less than sixty days prior to the first anniversary of the previous year's annual meeting; provided, however, that if the date of the annual meeting has been changed by more than thirty days from the date of the previous year's annual meeting, such notice must be received by the secretary not later than ten days following the date on which public announcement of the date of such meeting is first made. The notice shall specify (a) the name and address of the stockholder as they appear on the books of the corporation, (b) the number of shares of the corporation which are beneficially owned by the stockholder;
                  (c) any material interest of the stockholder in the proposed business described in the notice; (d) if such business is a nomination for director, each nomination sought to be made, together with the reasons for each nomination, a description of the qualifications and business or professional experience of each proposed nominee and a statement signed by each nominee indicating his or her willingness to serve if elected, and disclosing the information about him or her that is required by the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations promulgated thereunder to be disclosed in the proxy materials for the meeting involved if he or she were a nominee of the corporation for election as one of its directors; (e) if such business is other than a nomination for director, the nature of the business, the reasons why it is sought to be raised and submitted for a vote of the stockholders and if and why it is deemed by the stockholder to be beneficial to the corporation, and (f) if so requested by the corporation, all other information that would be required to be filed with the Securities and Exchange Commission if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the 1934 Act.

         C. Notwithstanding satisfaction of the provisions of subsection A and subsection B, the proposed business described in the notice may be deemed not to be properly brought before the meeting if, pursuant to state law or to any rule or regulation of the Securities and Exchange Commission, it was offered as a stockholder proposal and was omitted from the notice of, and proxy material for, the meeting (or any supplement thereto) authorized by the board of directors.

         D. In the event such notice is timely given pursuant to subsection B and the business described therein is not disqualified pursuant to subsection C, such business may be presented by, and only by, the stockholder who shall have given the notice required by subsection B or a representative of such stockholder who is qualified


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         under the law of the State of Delaware  to present the  proposal on the stockholder's behalf at the meeting.

                                   ARTICLE III
                                    DIRECTORS

         Section 1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of the board of directors.

         Section 2. Number, Election and Term of Office. Upon the effective date of these bylaws, the number of directors which shall constitute the board of directors shall be nine. Thereafter, the number of directors which shall constitute the board of directors shall be established from time to time by, and only by, resolution duly adopted by a majority of the directors then constituting the entire board of directors. Except as otherwise provided in the certificate of incorporation or in Section 3 of this Article III, a director shall be elected at an annual meeting of the stockholders by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. A director's term of office shall be as provided in the certificate of incorporation and, to the extent applicable, the order of the United States Bankruptcy Court for the Western District of Missouri confirming the First Amended Plan of Reorganization of Payless Cashways, Inc., an Iowa corporation, as a debtor and a debtor-in-possession in a Chapter 11 proceeding in such Court. A director shall hold office until the annual meeting for the year in which such director's term expires and until a successor shall be duly elected and qualified, or until such director's earlier death, resignation, disqualification or removal as hereinafter provided. Directors need not be stockholders of the corporation.

         Section 3. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled only by the board of directors and in the manner provided in the certificate of incorporation. The term of office of a director so chosen shall be as provided in the certificate of incorporation. Each director so chosen shall hold office until the annual meeting for the year in which such director's term expires and until a successor shall be duly elected and qualified, or until such director's earlier death, resignation, disqualification or removal as hereinafter provided.

         Section 4. Removal and Resignation. Any director or the entire board of directors may be removed at such time and in such manner as provided in the certificate of incorporation. Any director who is also an officer of the corporation who resigns his or her position as an officer of the corporation, or is terminated, disqualified or removed as an officer of the corporation, or otherwise ceases to serve in such capacity, shall also be deemed to have resigned as a director of the corporation. Any director may resign at any time upon written notice to the corporation.

         Section 5. Regular Meetings. The annual meeting of each newly elected board of directors shall be held without notice other than this bylaw immediately after, and at the same place as, the annual meeting of stockholders. Other regular meetings of the board of directors

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may be held  without  notice at such time and at such  place,  either  within or without the State of Delaware, as shall from time to time be determined by resolution of the board of directors.

         Section 6. Special Meetings. Special meetings of the board of directors may be called by or at the request of the Chairman, Chief Executive Officer, President or a majority of the board of directors. The person or persons so calling such special meeting shall designate the time and place for the holding of such meeting. The place so designated may be any place in the United States, either within or without the State of Delaware. Notice of any special meeting shall be given at least two days prior to the date fixed for such meeting by written notice delivered personally, by mail, or by a nationally recognized overnight delivery service to each director at his business address, or by telex or telecopy. If notice is given by mail, such notice shall be deemed to be delivered three days after such notice is deposited with the United States mail properly addressed, postage prepaid. If notice is given by overnight delivery service, such notice shall be deemed delivered one day after such notice is delivered during business hours to such overnight delivery service properly addressed, postage prepaid. If notice is given personally or by telex or telecopy, such notice shall be deemed to be delivered when received. Neither the business to be transacted at nor the purpose of any special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting. Any member of the board of directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

         Section 7. Quorum, Required Vote and Adjournment. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the board of directors. Except as otherwise provided by the certificate of incorporation, the vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the board of directors. A majority of the directors present, whether or not a quorum is present, may adjourn any regular or special meeting of the board of directors to another time and place. Notice need not be given of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the original meeting.

         Section 8. Committees. The board of directors may, by resolution or resolutions adopted by a majority of the whole board, designate an audit committee, a compensation committee, and a corporate governance and nominating committee, each such committee to consist of one or more directors of the corporation. The audit committee shall monitor and review the adequacy of financial, operating and system controls, financial reporting, compliance with legal, ethical and regulatory requirements, and the performance of the external and internal auditors, serving as the conduit for communication between the board of directors and external and internal auditors. The audit committee shall recommend to the board of directors the independent public accountants to conduct the annual examination of financial statements and shall also review the proposed scope and fees of the examination, as well as its results, and any significant, non-audit services and fees. The compensation committee shall
review  the  compensation  (wages,  salaries,   supplemental
compensation and benefits) of the executive officers of the corporation, including approval of compensation and benefit policies, approval of direct and indirect executive officer compensation, administration of stock programs, and oversight of the corporation's executive development plan. The compensation committee shall make recommendations to the board of directors regarding compensation and benefits for directors. The corporate governance and nominating committee shall review the size, composition and effectiveness of the board of directors, including retention, tenure and retirement policies, criteria for selection of nominees to the board of directors, qualifications of candidates, membership and structure of board committees, and developments in corporate governance.

         In addition to the committees specifically provided for in these bylaws, the board of directors of the corporation, by resolution or resolutions adopted by a majority of the whole board of directors, may designate any other committees, each such committee to consist of one or more of the directors of the corporation. To the extent provided in such resolution or resolutions, each such committee shall have and may exercise all of the authority of the board of directors in the management of the corporation. Notwithstanding the foregoing, no committee established hereunder shall have the power or authority to (a) approve, adopt or recommend to the stockholders any action or matter expressly required by the Delaware General Corporation Law to be submitted to the stockholders for approval, (b) amend the certificate of incorporation or adopt, amend or repeal any bylaw of the corporation, (c) authorize dividends or other distributions, (d) fill vacancies on the board of directors, (e) adopt an agreement of merger or consolidation under Section 251 or 252 of the Delaware General Corporation Law or a certificate of ownership and merger pursuant to
Section 253 of the Delaware General Corporation Law; (f) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets or recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution of the corporation, (g) authorize or approve a reacquisition of shares, except according to a formula or method prescribed by the board of directors, and (h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the board of directors may authorize a committee or a senior executive officer of the corporation to do so within limits specifically prescribed by the board of directors.

         The designation of any such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon the board or any director by law.

         The board of directors shall elect the members of any such committee, which members shall serve at the pleasure of the board. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.

         Section 9. Committee Rules. Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the board of directors designating such committee. Unless otherwise provided in such a resolution, a majority of the members of the committee shall constitute a quorum. In the event that a member and that member's alternate, if alternates are designated by the board of directors as provided in Section 8 of this Article III, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.

         Each committee shall keep regular minutes of its proceedings, which minutes shall be recorded in the minute book of the corporation. The secretary or an assistant secretary of the corporation may act as secretary for any committee if the committee so requests.

         Section 10. Lead Director; Chairman. In an effort to enhance efficiency, independence and informed decision-making, the board of directors may designate a Lead Director when the Chairman of the Board and the Chief
Executive Officer are the same person, who shall perform a number of tasks, including: acting as Chairman of the Board when the Chairman/CEO is unable or it is inadvisable for the Chairman/CEO to chair the Board; acting as Chairman of the Corporate Governance and Nominating Committee; convening meetings of the independent directors'; coordinating and communicating CEO performance evaluations; and representing independent directors in communications with stockholders, as appropriate. When the Chief Executive Officer is not the Chairman, the board of directors may select one of its number to serve as Chairman. The Chairman of the Board shall preside at all meetings of stockholders and of the board of directors and shall have and perform such other duties as may be assigned by the board of directors

         Section 11. Meetings of Independent Directors. The independent directors of the corporation shall meet at least annually to discuss significant corporate governance matters, executive review, management succession and other items.

         Section 12. Communications Equipment. Members of the board of directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

         Section 13. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to such action unless his or her dissent shall be entered in the minutes of the meeting or unless such director shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         Section 14. Action by Written Consent. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing. Such written consents shall be filed with the minutes of proceedings of the board or committee.

         Section 15. Compensation. The board of directors shall fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings. Any Lead Director and any director serving as the chairman of a committee may receive additional compensation for serving as such.

                                   ARTICLE IV
                                    OFFICERS

         Section 1. Number. The officers of the corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer and a Secretary, all of whom shall be elected by the board of directors and shall hold office until their successors are elected and qualified. In addition, the board of directors may elect such Assistant Secretaries and Assistant Treasurers as it may deem proper. The board of directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors. Any number of offices may be held by the same person except that neither the chairman of the board nor the chief executive officer shall also hold the office of secretary. In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable, except that the offices of chief executive officer and secretary shall be filled as expeditiously as possible.

         Section 2. Election and Term of Office. The officers of the corporation shall be elected annually by the board of directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as may be practicable. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until a successor is duly elected and qualified or until such officer's earlier death, resignation, disqualification or removal as hereinafter provided.

          Section 3. Removal. Any officer or agent elected by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby.

          Section 4. Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

         Section 5. Compensation. Compensation of all executive officers shall be fixed by the board of directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the corporation.

         Section 6. The Chief Executive Officer. The Chief Executive Officer shall have general charge and management of the business , affairs, administration and operations of the corporation, shall carry out such duties as are delegated by the board of directors, shall see that all orders and resolutions of the board of directors are carried out, shall have power to execute all contracts and agreements authorized by the board of directors, shall make reports to the board of directors and stockholders, and shall perform such other duties as are incident to the office or are properly required by the board of directors. The Chief Executive Officer shall be responsible for the direction and supervision of all personnel within his or her appointive powers and shall also have the power to discipline or discharge such personnel. The Chief Executive Officer shall sit with the board of directors in deliberation upon all matters pertaining to the general business and policies of the corporation.

         Section 7. President. The President shall have such powers and shall perform such duties as shall be assigned to him or her by the board of directors or the Chairman as appropriate. Except as the board of directors shall authorize execution thereof in some other manner, the President shall execute bonds, mortgages and other contracts on behalf of the corporation.

         Section 8. Vice Presidents. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him or her by the board of directors or Chief Executive Officer, as appropriate.

         Section 9. Treasurer. The Treasurer shall be the custodian of all the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation, shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositaries as may be designated by the board of directors, shall disburse the funds of the corporation as may be ordered by the board of directors, or the Chairman, Chief Executive Officer or President, taking proper vouchers for such disbursement, and shall render to the board of directors at the regular meetings of the board of directors, or whenever they may request it, an account of all transactions as Treasurer and of the financial condition of the corporation. The Treasurer shall at all reasonable times exhibit the corporation's books and accounts to any director of the corporation upon application at the principal office of the corporation during business hours. The Treasurer shall have such other powers and shall perform such other duties as may from time to time be assigned to him or by her by the Chief Executive Officer or the board of directors, as appropriate. If required by the board of directors, the Treasurer shall give the corporation a bond for the faithful discharge of the Treasurer's duties in such amount and with such surety as the board shall prescribe.

         Section 10. Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors and all other notices required by law or by these bylaws, and in case of the absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman, Chief Executive Officer, or President, or by the directors, upon whose request the meeting is called as provided in these bylaws. The Secretary shall be the custodian of, and shall make or cause to be made the proper entries in, the minute book of the corporation and such other books and records as the board of directors may direct. The Secretary shall be the custodian of the corporate seal for the corporation and shall affix or cause to be affixed such seal to such contracts and other instruments as the board of directors may direct and shall perform such other duties as may from time to time be assigned to him or her by the Chief Executive Officer or the board of directors, as appropriate.

         Section 11. Assistant Treasurers and Assistant Secretaries. Assistant Treasurers and Assistant Secretaries, if any, shall be appointed by the Chief Executive Officer and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Chief Executive Officer or the board of directors, as appropriate.

         Section 12. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the board of directors.

         Section 13. Absence or Disability of Officers. In the case of the absence or disability of any officer of the corporation and that of any person hereby authorized to act in such officer's place during such officer's absence or disability or for any other reason the board of directors may deem sufficient, the board of directors may by resolution delegate the powers and duties of such officer to any other officer, to any director, or to any other person whom it may select.

                                    ARTICLE V
                INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

         Section 1. Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer of the corporation or advance of expenses under Article VIII of the certificate of incorporation shall be made promptly, and in any event within thirty days, upon the written request of the director or officer. If a determination by the corporation that the director or officer is entitled to indemnification pursuant to this Article V is required, and the corporation fails to respond within sixty days to a written request for indemnity, the corporation shall be deemed to have approved the request. If the corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty days, the right to indemnification or advances as granted by this Article V shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         Section 2. Article Not Exclusive. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision or the certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Section 3. Employees and Agents. Persons who are not covered by the foregoing provisions of this Article V and who are or were employees or agents of the corporation, or who are or were serving at the request of the corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the board of directors. Expenses (including attorneys' fees) incurred by employees and agents may be paid upon such terms and conditions, if any, as the board of directors deems appropriate; provided, that such expenses may only be paid by the corporation in advance of a proceeding's final disposition upon receipt of an undertaking by or on behalf of such employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

         Section 4. Contract Rights. The provisions of this Article V shall be deemed to be a contract right between the corporation and each director or officer who serves in any such capacity at any time while this Article V and the relevant provisions of the Delaware General Corporation Law or other applicable law are in effect, and any repeal or modification of this Article V or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

         Section 5. Merger or Consolidation. For purposes of this Article V, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

                                   ARTICLE VI
                              CERTIFICATES OF STOCK

         Section 1. Form. Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of, the corporation by the chief executive officer or a vice-president of the corporation and by the secretary or an assistant secretary of the corporation, certifying the number of shares of the corporation owned by such holder. The signature of any such chief executive officer, vice-president, secretary or assistant secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. Shares of stock of the corporation shall be transferred on the books of the corporation only by the holder of record thereof or by such holder's attorney duly authorized in writing, upon surrender to the corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the corporation to issue a new certificate or certificates and record the transaction on its books. The board of directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both, in connection with the transfer of any class or series of securities of the corporation.

         Section 2. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against the corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

         Section 3. Fixing a Record Date for Stockholder Meetings. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

         Section 4. Fixing a Record Date for Other Purposes. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

         Section 5. Registered Stockholders. Prior to the surrender to the corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner. The corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

                                   ARTICLE VII
                               GENERAL PROVISIONS

         Section 1. Dividends. Dividends upon the capital stock of the corporation may be declared by the board of directors at any regular or special meeting, subject to and in the manner provided by law and the applicable provisions of the certificate of incorporation, if any. Dividends may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the board of directors from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, to equalize dividends, to repair or maintain any property of the corporation, or to accomplish any other purpose, and the board of directors may modify or abolish any such reserve in the manner in which it was created.

         Section 2. Checks, Drafts or Orders. All checks, drafts or other orders for the payment of money by or to the corporation and all notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall from time to time be determined by resolution of the board of directors or a duly authorized committee thereof. In the absence thereof, the signature of the Chief Executive Officer shall suffice.

         Section 3. Contracts. The board of directors may authorize any officer or officers, or any agent or agents, of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances. In the absence thereof, the signature of the Chief Executive Officer shall suffice.

         Section 4. Fiscal Year. The fiscal year of the corporation shall be determined by resolution of the board of directors. In the absence of a resolution by the board of directors, the fiscal year of the corporation shall end on the last Saturday in the month of November.

         Section 5. Corporate Seal. The board of directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation, the year of its incorporation and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

         Section 6. Voting Securities Owned by Corporation. Voting securities in any other corporation held by the corporation shall be voted by the chief executive officer, unless the board of directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

          Section 7. Section Headings. Section headings in these bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

         Section 8. Inconsistent Provisions. In the event that any provision of these bylaws is or becomes inconsistent with any provision of the certificate of incorporation, the Delaware General Corporation Law or any other applicable law, the provision of these bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

                                  ARTICLE VIII
                                   AMENDMENTS

         These bylaws may be amended, altered, or repealed and new bylaws adopted in the manner provided in the certificate of incorporation.